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OPEN MARKET ANNOUNCES AGREEMENT TO
ACQUIRE FUTURETENSE

COMBINATION OF INTERNET CONTENT AND COMMERCE LEADERS SPEEDS DEPLOYMENT OF POWERFUL E-BUSINESS SOLUTIONS

BURLINGTON, Mass., July 14/PRNewswire/ -- Open Market, Inc. (Nasdaq:  OMKT -
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news), the market share leader in Internet commerce software, announced today
----
that it entered into a definitive agreement to acquire FutureTense(R), Inc., a leading provider of Internet content management software.

Under the terms of the agreement, Open Market expects to issue approximately 7,226,000 shares of its common stock to the holders of outstanding FutureTense stock. In addition, Open Market will assume options to acquire FutureTense stock which will convert into options to acquire approximately 1,118,000 shares of Open Market common stock. A portion of these options will be exercisable immediately upon the closing of the transaction. As of the close of trading yesterday, these shares had an aggregate market value of approximately $125 million. The companies expect that the transaction will be accounted for as a pooling of interests. The transaction is subject to shareholder approval and is expected to close in Q4 1999.

"Open Market and FutureTense have a common vision for the future of e-business," said Gary Eichhorn, president and CEO of Open Market. "To be successful building profitable e-business sites, our customers need world-class content management and commerce management systems that are integrated into a comprehensive solution. They are also demanding solutions built on open, extensible architectures. This combination of our two companies and technologies will enable us to meet this demand."

"We're very excited about merging with Open Market," said Ron Matros, FutureTense president and CEO. "Open Market pioneered Internet commerce, and has built a commanding position with superior technology and strong management. Our customers have been asking us for a solution that integrates our products with commerce management. Combining our people and technology with Open Market is a real win for us and for both companies' customers. Together we are looking forward to delivering on our vision of a complete end-to-end e-business solution."

Open Market believes that the combination of its products and those from FutureTense will provide customers with the potential to:

     . Deploy e-business solutions more quickly and reduce the cost of vendor selection, integration and ongoing support,
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     .    Create e-business Web sites with increased revenue potential because integrating content and commerce management helps maximize the value of on-line customer relationships,

     . Extend and expand systems more easily because of FutureTense's open application server architecture.

Today's agreement brings together two strong market and technology leaders:

     . Open Market, with more than 25,000 merchant licenses sold, has been the market share leader in Internet commerce software for three years running. (source: Dataquest) Commerce-related revenues for 1998 grew 41% as compared to 1997. Open Market holds patents for core Internet technologies, and counts The Wall Street Journal Interactive Edition, Lycos, Acer, Sony, and Ingram Micro among its roster of customers.

     . FutureTense is a leading developer of software that manages and delivers content for large, complex e-business websites. FutureTense has been named to Upside Magazine's "Hot 100 Companies for 1999," and Red Herring Magazine's Reader's Choice Award for 1999. FutureTense customers include organizations such as Fidelity Investments, The Chase Manhattan Bank, The Washington Post, Netscape Netcenter, and Lucent Technologies.

"I believe FutureTense and Open Market share a common vision and a passion for understanding our customers' needs and providing them with strong solutions to meet those needs," said BC Krishna, FutureTense's co-founder and chief technology officer. "Together we will enable our customers to create powerful, flexible and extensible e-business solutions."

Upon closing the transaction, Gary Eichhorn will continue as CEO of Open Market. Ron Matros, president and CEO of FutureTense, will join Open Market as president and chief operating officer. B.C. Krishna, co-founder and chief technology officer of FutureTense, will join as Open Market's chief technology officer.

Because Open Market and FutureTense products are very open and flexible, and because Open Market's products already have the hooks to integrate with content management systems, they can be integrated quickly. A demonstration showing what a dynamic, personalized web site created with the two integrated products looks like is available on the Web at www.openmarket.com/futuretense.
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PaineWebber Incorporated, acted as exclusive financial advisor to Open Market in connection with this transaction.
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Management will hold a joint informational telephone conference call at 8:30
a.m. Eastern Time on Thursday, July 15th, 1999 for investors and analysts. The telephone number for the call is 800-523-6069.

About Open Market

Founded in 1994, Open Market, Inc. (Nasdaq:  OMKT - news) is the market-share
                                             ----   ----
leader in Internet commerce software with more than 25,000 merchant licenses sold worldwide and over 10,000 in production. Open Market's high-performance application software products and professional services allow its customers to engage in business-to-consumer and business-to-business Internet commerce, information commerce, and commercial publishing. Among Open Market's distinguished roster of global customers are many of the most popular domains on the Web, including Lycos.com, AOL.com, and the Wall Street Journal Interactive Edition; major industrials such as Acer, Ingram Micro, Milacron, and Siemens; and 10 of the world's top 13 national telephone companies. The company, headquartered in Burlington, Massachusetts, has a presence in 24 countries.
Open Market's international head office is in the UK with additional offices in Australia, Canada, France, Germany, Italy, Japan and The Netherlands. Open Market can be reached by calling 1-888-OPEN-MKT (toll free) or 1-781-359-3000 in the U.S. or +44(0)1753 838 000 in the U.K. or by visiting http://www.openmarket.com.
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About FutureTense:

FutureTense, Inc., headquartered in Acton, Mass., is a leading developer of technology solutions that enable organizations of all types to manage and deliver high-impact, interactive websites that support their e-business objectives. The FutureTense Internet Publishing System (IPS) is a complete content management platform that streamlines the development, production, delivery and maintenance of large, dynamic websites through the integration of content acquisition and management, workflow, design, and content publication management. Among the many companies currently using FutureTense's powerful content management system include Fidelity Investment Company, The Chase Manhattan Bank, The New York Times, Netscape Communications Corporation, Newsweek, The Sydney Morning Herald, and The Washington Post. Information about FutureTense and its products can be found by visiting http://www.futuretense.com, emailing info@futuretense.com, or by calling
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978-635-3600.

This news release contains forward-looking statements that involve a number of risks of uncertainties. Among the important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are the company's limited operating history, delays in product development, development of the Internet market, changes in product pricing policies, competitive pressures, and
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the risk factors detailed from time to time in the company's periodic reports and registration statements filed with the Securities and Exchange Commission.

Open Market, Transact, LiveCommerce, ShopSite, LivePublish and SecurePublish are trademarks or registered trademarks of Open Market, Inc. in the United States and other countries. All other names are used for identification purposes only and may be trademarks of their respective owners.

FutureTense is a registered trademark of FutureTense, Inc.